                                                                EXHIBIT 4.8

                            AIR SOUTH AIRLINES, INC.
                           WARRANT PURCHASE AGREEMENT

                              TABLE OF CONTENTS


                                                                                       Page
Section 1.  Amount and Terms of the Guarantee; Purchase and Sale of Warrant. . . .      1.
       1.1  The Guarantee. . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1.
       1.2  Issuance of Warrant. . . . . . . . . . . . . . . . . . . . . . . . . .      1.
       1.3  Exercise of Warrant. . . . . . . . . . . . . . . . . . . . . . . . . .      1.

Section 2.  The Closings . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1.
       2.1  Closing Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1.
       2.2  Delivery . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1.

Section 3.  Representations and Warranties of the Company. . . . . . . . . . . . .      2.
       3.1  Organization, Good Standing, Qualification . . . . . . . . . . . . . .      2.
       3.2  Authorization. . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2.
       3.3  Material Contracts . . . . . . . . . . . . . . . . . . . . . . . . . .      2.
       3.4  Compliance With Other Instruments. . . . . . . . . . . . . . . . . . .      2.
       3.5  Governmental Consents. . . . . . . . . . . . . . . . . . . . . . . . .      3.
       3.6  Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.
       3.7  Offering . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.

Section 4.  Representations and Warranties of the Purchaser. . . . . . . . . . . .      3.
       4.1  Requisite Power and Authority. . . . . . . . . . . . . . . . . . . . .      3.
       4.2  Purchase for Own Account . . . . . . . . . . . . . . . . . . . . . . .      3.
       4.3  Information and Sophistication . . . . . . . . . . . . . . . . . . . .      4.
       4.4  Ability to Bear Economic Risk. . . . . . . . . . . . . . . . . . . . .      4.
       4.5  Further Limitations on Disposition . . . . . . . . . . . . . . . . . .      4.
       4.6  Experience . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5.

Section 5.  Registration Rights. . . . . . . . . . . . . . . . . . . . . . . . . .      5.
       5.1  Certain defined Terms. . . . . . . . . . . . . . . . . . . . . . . . .      5.
       5.2  Demand Registration. . . . . . . . . . . . . . . . . . . . . . . . . .      5.
       5.3  Piggyback Registrations. . . . . . . . . . . . . . . . . . . . . . . .      6.
       5.4  Form S-3 Registration. . . . . . . . . . . . . . . . . . . . . . . . .      7.
       5.5  Obligation of the Company. . . . . . . . . . . . . . . . . . . . . . .      8.
       5.6  Furnish Information. . . . . . . . . . . . . . . . . . . . . . . . . .      9.
       5.7  Delay of Registration. . . . . . . . . . . . . . . . . . . . . . . . .     10.
       5.8  Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . . . .     10.
       5.9  Assignment of Registration Rights. . . . . . . . . . . . . . . . . . .     12.
       5.10 "Market Stand-Off" Agreement . . . . . . . . . . . . . . . . . . . . .     12.

6.     Covenants Of The Company. . . . . . . . . . . . . . . . . . . . . . . . . .     13.
       6.1  Basic Financial Information and Reporting. . . . . . . . . . . . . . .     13.
       6.2  Inspection Rights. . . . . . . . . . . . . . . . . . . . . . . . . . .     14.


                                      i.

                              TABLE OF CONTENTS
                                 (continued)

                                                                Page
       6.3     Confidentiality of Records. . . . . . . . . . . . 14.
       6.4     Reservation of Common Stock . . . . . . . . . . . 14.

Section 7.     Miscellaneous . . . . . . . . . . . . . . . . . . 14.
       7.1     Amendment to Warrant. . . . . . . . . . . . . . . 14.
       7.2     Binding Agreement . . . . . . . . . . . . . . . . 14.
       7.3     Governing Law . . . . . . . . . . . . . . . . . . 15.
       7.4     Counterparts. . . . . . . . . . . . . . . . . . . 15.
       7.5     Titles and Subtitles. . . . . . . . . . . . . . . 15.
       7.6     Notices . . . . . . . . . . . . . . . . . . . . . 15.
       7.7     Separability. . . . . . . . . . . . . . . . . . . 15.
       7.8     Modification; Waiver. . . . . . . . . . . . . . . 15.
       7.9     Attorneys' Fees . . . . . . . . . . . . . . . . . 15.
       7.10    Delays or Omissions . . . . . . . . . . . . . . . 15.

                                      ii.

                            AIR SOUTH AIRLINES, INC.
                           WARRANT PURCHASE AGREEMENT

         THIS WARRANT PURCHASE AGREEMENT ("Agreement"), is entered into as of April 26, 1996 between AIR SOUTH AIRLINES, INC., a Delaware corporation (the "Company"), and HAMBRECHT & QUIST GROUP and its permitted successors and assigns (the "Purchaser").


SECTION 1.       AMOUNT AND TERMS OF THE GUARANTEE; PURCHASE AND SALE OF WARRANT

         1.1 The Guarantee. Subject to the terms of this Agreement, the Purchaser shall guarantee and promise to pay to National Bank of South Carolina ("Lender") or its order, the indebtedness of the Company to the Lender in the amount of, and on the terms and conditions set forth in a limited unconditional guaranty in the form attached hereto as Exhibit A (the "Guaranty").

         1.2 Issuance of Warrant. In consideration of the Guaranty, the Company will deliver to the Purchaser a warrant to purchase shares of Series A Preferred Stock, par value $0.001 per share of the Company (the "Series A Preferred Stock") in the form attached hereto as Exhibit B (the "Warrant"), which Warrant will be exercisable into four hundred thousand (400,000) shares of Series A Preferred Stock at a purchase price of $2.00 per share (the "Exercise Price"). The number of the shares of Series A Preferred Stock (or other capital stock) issuable upon exercise of the Warrant (collectively, the "Warrant Shares") and Exercise Price are subject to adjustment as provided in the Warrant.

         1.3 Exercise of Warrant. The Purchaser (or any "Holder" as such term is defined in the Warrant) may exercise the Warrant in whole or in part, at any time or from time to time on any business day prior to the Expiration Time (as defined in the Warrant) in accordance with the Warrant.

SECTION 2.       THE CLOSINGS

         2.1 Closing Date. The closing (the "Closing") of the delivery of the Guarantee and the issuance of the Warrant shall be held on April 26, 1996 at 9:00 a.m. at the offices of Cooley Godward Castro Huddleson & Tatum, Five Palo Alto Square, 3000 El Camino Real, Palo Alto, CA 94306-2155, or at such other time or place as the Company and the Purchaser shall agree (the "Closing Date").

         2.2 Delivery. At the Closing, the Company shall deliver to the Purchaser the Warrant duly executed by the Company, and the Purchaser shall deliver to the Company the Guaranty executed by the Purchaser.



                                       1.

SECTION 3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY

       The Company hereby represents and warrants to and for the benefit of the Purchaser as follows:

       3.1 Organization, Good Standing, Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. The Company has full power and authority to own and operate its properties and assets, and to carry on its business as currently conducted and as currently proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

       3.2 Authorization. All corporate action on the part of the Company, its directors and its stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company and the performance of the Company's obligations hereunder, including the issuance and delivery of the Warrant has been taken or will be taken prior to the Closing. This Agreement and the Warrant, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company enforceable in accordance with their terms, except as rights to indemnity may be limited by applicable laws and except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights and subject to general equity principles and to limitations on availability of equitable relief, including specific performance. The Series A Preferred Stock issuable upon exercise of the Warrant, and the Common Stock issuable upon the conversion of the Series A Preferred Stock has been duly and validly reserved and, when issued in compliance with the provisions of this Agreement, the Warrant and the Certificate of Incorporation of the Company (as the same may hereinafter be amended, the "Certificate of Incorporation"), will be validly issued, fully paid and nonassessable and free of any liens or encumbrances. Upon a Public Offering Closing (as defined in Section 7 of this Agreement), the Common Stock then issuable upon exercise of the Warrant will be duly and validly reserved and when issued in compliance with the provisions of this Agreement, the Warrant and the Certificate of Incorporation, will be validly issued, fully paid and nonassessable and free and clear of any liens or encumbrances.

       3.3 Material Contracts. All material contracts, agreements and instruments to which the Company is a party are in full force and effect in all material respects, and are valid, binding and enforceable by the Company in accordance with their respective terms, subject to the effect of applicable bankruptcy and other similar laws affecting the rights of creditors generally, and rules of law concerning equitable remedies and no event of default, and no event which, with the passing of time or the giving of notice, or both, would constitute an event of default has occurred or is continuing under any such contract, agreement or instrument.

       3.4 Compliance With Other Instruments. The Company is not in violation of any term of its Certificate of Incorporation, By-Laws or any statute, rule or regulation applicable to



                                       2.

the Company. The execution, delivery and performance of this Agreement, the creation and issuance of the Warrant and the issuance of the shares of Series A Preferred Stock pursuant to an exercise of the Warrant (and any shares of Common Stock upon either the conversion of the Series A Preferred Stock or an exercise of the Warrant after a Public Offering Closing) in accordance with the Certificate of Incorporation will not result in any such violation, or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance, or charge upon any of the properties or assets of the Company or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which it is a party or by which it is bound.

         3.5 Governmental Consents. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority, required on the part of the Company in accordance with the valid execution and delivery of this Agreement, the offer, sale or issuance of the Warrant and the capital stock issuable upon exercise of the Warrant, or the consummation of any other transaction contemplated have been obtained, except for the filing of notices pursuant to Regulation D under the Securities Exchange Act of 1933, as amended, (the "Securities Act"), and any filing required under applicable state securities laws which will be effective by the time required thereby.

       3.6 Litigation. There are no actions, suits, audits, investigations or proceedings pending or to the knowledge of the Company, threatened against or affecting the Company in any court or before any governmental commission, board or authority which, if adversely determined, will have a material adverse effect on business, financial condition or prospects of the Company or the ability of the Company to perform its obligations under this Agreement.

       3.7 Offering. Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 4 hereof, the offer, issue, and sale of the Warrant are and will be exempt from the registration and prospectus delivery requirements of the Securities Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.

SECTION 4.       REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

       4.1 Requisite Power and Authority. The Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out its provisions. All actions on the Purchaser's part required for the lawful execution and delivery of this Agreement has been or will be effectively taken prior to the Closing. Upon execution and delivery of this Agreement, this Agreement will be a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and (ii) general principles of equity that restrict the availability of equitable remedies.

       4.2 Purchase for Own Account. The Purchaser represents that it is acquiring the Warrant and the capital stock issuable upon exercise of the Warrant (collectively, the



                                       3.

"Securities") solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of the Securities or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not currently have reason to anticipate a change in such intention.

       4.3 Information and Sophistication. The Purchaser acknowledges having received all the information that it has requested from the Company and considers necessary or appropriate for deciding whether to acquire the Warrant. The Purchaser represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Warrant and to obtain any additional information necessary to verify the accuracy of the information given to the Purchaser. The Purchaser further represents that it has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of this investment.

       4.4 Ability to Bear Economic Risk. The Purchaser acknowledges that investment in the Warrant involves a high degree of risk, and represents that it is able, without material impairment of financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

       4.5 Further Limitations on Disposition. Without in any way limiting the representations set forth above, the Purchaser further agrees not to make any disposition of all or any portion of the Securities unless and until:

                 (a) There is then in effect a Registration Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

                 (b) (i) The Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, the Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Securities Act.

                 (c)      Notwithstanding the provisions of paragraphs (a) and
(b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by the Purchaser to (i) an underwriter acceptable to the Company for immediate exercise by such underwriter in connection with a fully underwritten public offering of the Company's Common Stock underlying this Warrant (ii) a partner (or retired partner) or "affiliate" (as defined under the Securities Exchange Act of 1934) of Purchaser, or (iii) transfers by gift, will or intestate succession to any spouse or lineal descendants or ancestors of any such partner, retired partner or affiliate, if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were a purchaser hereunder.


                                       4.

       4.6 Experience. The Purchaser is an "accredited investor" as such term is defined in Rule 501 promulgated under the Securities Act.

SECTION 5.       REGISTRATION RIGHTS.

       5.1 CERTAIN DEFINED TERMS. Certain terms used but not defined in this Section 5 are defined on Exhibit C to this Agreement.

       5.2       Demand Registration.

                 (a) Subject to the conditions of this Section 5.2, if the Company shall receive at any time after the later of April 1, 2000 and one hundred twenty (120) days after the closing of the IPO a written request from the Initiating Holders that the Company file a registration statement under the Securities Act covering the registration of at least 50% of the Registrable Securities held by such Initiating Holders, then the Company shall, within thirty (30) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of Section 5.2(b), effect, as soon as practicable, the registration under the Securities Act.

                 (b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 5.2 and the Company shall include such information in the written notice referred to in Section 5.2(a). In such event, the right of any Holder to include such Holder's Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 5.2, if the underwriter advises the Company in writing that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders). Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

                 (c) The Company shall not be obligated to effect more than two (2) registrations pursuant to this Section 5.2.

                 (d) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 5.2, a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board of Directors of the



                                       5.

Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than thirty (30) days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company no more than once in any one year period.

                 (e) All expenses incurred in connection with a registration pursuant to this Section 5.2 (excluding underwriters' discounts and commissions and fees for counsel for the Holders, which shall be paid by the selling Holders pro rata with respect to their included shares), including without limitation all registration, filing, qualification, printers' and accounting fees, fees and disbursements of counsel for the Company, shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to
Section 5.2 if the registration request is subsequently withdrawn, unless the withdrawal of the registration request results from either (a) intentional actions by the Company outside the normal course of business that materially reduce the feasibility of the registration proceeding, or (b) the discovery of information about the Company that was not known at the time of the Initiating Holders' request made pursuant to Section 5.2(a), and such information materially reduces the feasibility of the registration proceeding. If the Company is required to pay the registration expenses pursuant to this Section 5.2(e), then the Holders shall not forfeit their rights pursuant to this
Section 5.2 to a demand registration.

       5.3       PIGGYBACK REGISTRATIONS.

                 (a) The Company shall notify all Holders in writing at least thirty (30) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to the IPO, employee benefit plans and corporate reorganizations) and will afford each such Holder who would have been unable to sell all of such Registrable Securities on an unrestricted basis pursuant to Rule 144 promulgated under the Securities Act, during the four-week period immediately preceding the effective date of the registration statement, an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein. Notwithstanding anything to the contrary, the foregoing shall not apply to any registrations occurring on or after the fifth anniversary of the IPO



                                       6.

                 (b) If the registration statement under which the Company gives notice under this Section 5.3 is for an underwritten offering, the Company shall so advise the Holders. In such event, the right of any such Holder to be included in a registration pursuant to this Section 5.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the parties to that certain Investor's Rights Agreement, by and among the Company and Hambrecht & Quist Group, L.L.C. dated as of December 19, 1995 (as such agreement may be amended from time to time); third to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; and fourth, to any stockholder of the Company (other than a Holder) on a pro rata basis. No such reduction shall reduce the securities being offered by the Company for its own account to be included in the registration and underwriting, except that in no event shall the amount of securities of the selling Holders included in the registration be reduced below twenty percent (20%) of the total amount of securities included in such registration, unless such offering is the IPO and such registration does not include shares of any other selling stockholders, in which event any or all of the Registrable Securities of the Holders may be excluded in accordance with the immediately preceding sentence. In no event will shares of any other selling stockholder be included in such registration which would reduce the number of shares which may be included by Holders without the written consent of Holders of not less than fifty percent (50%) of the Registrable Securities proposed to be sold in the offering

                 (c) The Company shall bear all fees and expenses incurred in connection with any registration under this Section 5.3 (excluding underwriters' discounts and commissions and fees for counsel for the Holders, which shall be paid by the selling Holders pro rata with respect to their included shares), including without limitation all registration, filing, qualification, printers' and accounting fees, fees and disbursements of counsel to the Company, and the reasonable fees and disbursements of a single counsel to the selling Holders (which counsel shall also be counsel to the Company unless counsel to the Company has a conflict of interest with respect to the representation of any selling Holder or the underwriters object to the selling Holders representation by Company counsel).

       5.4 FORM S-3 REGISTRATION. In case the Company shall receive from the Holders at least ten percent (10%) of the Registrable Securities a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

                 (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities, and



                                       7.

                 (b) If the registration statement under which the Company gives notice under this Section 5.3 is for an underwritten offering, the Company shall so advise the Holders. In such event, the right of any such Holder to be included in a registration pursuant to this Section 5.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the parties to that certain Investor's Rights Agreement, by and among the Company and Hambrecht & Quist Group, L.L.C. dated as of December 19, 1995 (as such agreement may be amended from time to time); third to the Holder on a pro rata basis based on the total number of Registrable Securities held by the Holders; and fourth, to any stockholder of the Company (other than a Holder) on a pro rata basis. No such reduction shall reduce the securities being offered by the Company for its own account to be included in the registration and underwriting, except that in no event shall the amount of securities of the selling Holders included in the registration be reduced below twenty percent (20%) of the total amount of securities included in such registration, unless such offering is the IPO and such registration does not include shares of any other selling stockholders, in which event any or all of the Registrable Securities of the Holders may be excluded in accordance with the immediately preceding sentence. In no event will shares of any other selling stockholder be included in such registration which would reduce the number of shares which may be included by Holders without the written consent of Holders of not less than fifty percent (50%) of the Registrable Securities proposed to be sold in the offering.

                 (c) The Company shall bear all fees and expenses incurred in connection with any registration under this Section 5.3 (excluding underwriters' discounts and commissions and fees for counsel for the Holders, which shall be paid by the selling Holders pro rata with respect to their included shares), including without limitation all registration, filing, qualification, printers' and accounting fees, fees and disbursements of counsel to the Company, and the reasonable fees and disbursements of a single counsel to the selling Holders (which counsel shall also be counsel to the Company unless counsel to the Company has a conflict of interest with respect to the representation of any selling Holder or the underwriters object to the selling Holders representation by Company counsel).

         5.4 FORM S-3 REGISTRATION. In case the Company shall receive from the Holders at least ten percent (10%) of the Registrable Securities a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

                 (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and


                                      7.

                 (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of written notice from the Company pursuant to Section 5.4(a); provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 5.4: (i) if Form S-3 is not available under the Securities Act or rules or regulations promulgated thereunder for such offering by the Holders; (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $500,000; (iii) if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than thirty (30) days after receipt of the request of the Holder or Holders under this Section 5.4, provided that, such right to defer the filing may be exercised by the Company no more than once in any one year period; (iv) if the Company has, within the six (6) month period preceding the date of such request, already effected two
(2) registrations on Form S-3 for the Holders pursuant to this Section 5.4; or
(v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                 (c) Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All such expenses incurred in connection with registrations requested pursuant to this Section 5.4 shall be paid by the selling Holders (and any other selling stockholders pro rata with respect to their included shares, including without limitation all registration, filing, qualification, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of a single counsel for the selling Holder or Holders.

       5.5 OBLIGATIONS OF THE COMPANY. Whenever required to effect the registration of any Registrable Securities, the Company shall use its best efforts to:

                 (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred eighty (180) days.

                 (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as



                                       8.

may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                 (c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                 (d) Register and qualify the securities covered by such registration statement under such other securities or state blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                 (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                 (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                 (g) Furnish, at the request of a majority of the Holders participating in the registration, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

       5.6 FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 5.2, 5.3 or
5.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held

                                       9.

by them, and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

       5.7 DELAY OF REGISTRATION. No Holder shall have an right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 5.

       5.8 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Sections 5.2, 5.3 or 5.4:

                 (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or
(iii) any violation or alleged violation by the Company of the Securities Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 5.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished to the Company expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

                 (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the 1934



                                      10.

Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 5.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 5.8 exceed the proceeds from the offering received by such Holder.

                 (c) Promptly after receipt by an indemnified party under this Section 5.8 of notice of the commencement of any action (including any governmental action) as to which indemnity may be sought, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 5.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 5.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5.8.

                 (d)      If the indemnification provided for in this Section
5.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the



                                      11.

parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided that, in no event shall any contribution by a Holder hereunder exceed the proceeds from the offering received by such Holder.

                 (e) The foregoing indemnity agreements of the Company and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the Final Prospectus, such indemnity agreement shall not inure to the benefit of any person obligated under the Securities Act to furnish to the person asserting the loss, liability, claim or damage a copy of the Final Prospectus if a copy of the Final Prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

                 (f)      The obligations of the Company and Holders under this
Section 5.8 shall survive the completion of any offering of Registrable Securities pursuant to a registration statement, or otherwise.

       5.9 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 5 may be assigned by a Holder to a transferee or assignee of Registrable Securities; provided, however, that no such transferee or assignee shall be entitled to registration rights under Sections 5.2, 5.3 or 5.4 hereof unless such transferee or assignee: (i) is a Holder; (ii) holds after such transfer or assignment at least one hundred thousand (100,000) shares of Registrable Securities (as adjusted for stock dividends, splits and combinations); or (iii) is a Family Member or a subsidiary, parent, general partner, Affiliate, or limited partner of a Holder. In each such case, the Company shall, within twenty (20) days after such transfer, be furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned.

       5.10 "MARKET STAND-OFF" AGREEMENT. If requested by the Company and an underwriter of Common Stock (or other securities) of the Company, each Holder shall agree not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) for a period specified by the underwriters not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act, provided that all officers and directors of the Company and all holders of at least one percent (1%) of the Company's voting securities enter into similar agreements. The obligations described in this Section 5.11 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period.


                                      12.

6.     COVENANTS OF THE COMPANY.

       6.1       BASIC FINANCIAL INFORMATION AND REPORTING.

                 (a) The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied, and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied.

                 (b) As soon as practicable after the end of each fiscal year of the Company, and in any event within 90 days thereafter or, after the IPO, simultaneously with the filing of the Company's annual report on Form 10-K with the SEC), the Company will furnish each Holder a consolidated balance sheet of the Company, as at the end of such fiscal year, and a consolidated statement of income and a consolidated statement of cash flows of the Company for such year, all prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be accompanied by a report and opinion thereon by independent public accountants of national standing selected by the Company's Board of Directors.

                 (c) As soon as practicable after the end of each fiscal quarter of the Company, and in any event within forty five days thereafter or, after the IPO, simultaneously with the filing of the Company's reports on Form 10-Q with the SEC), the Company will furnish each Holder a consolidated balance sheet of the Company, as at the end of such fiscal quarter, and a consolidated statement of income and a consolidated statement of cash flows of the Company for such quarter, prepared and presented in a manner consistent with the financial statements described in Section 6.1 (b). Such statement shall be accompanied by a certificate signed by the Chairman of the Board and Chief Financial Officer of the Company stating that the preparation and presentation of such statements is consistent with the financial statements described in Section 6.1(b).

                 (d) So long as a Holder (with its affiliates) shall own not less than one hundred thousand (100,000) shares of Registrable Securities, the Company will furnish such Holder a consolidated balance sheet of the Company, as at the end of each calendar month, and a consolidated statement of income and a consolidated statement of cash flows of the Company for such month, prepared and presented in a manner consistent with the financial statements described in Section 6.1(b). Such statements shall be furnished as soon as practicable after the end of each month and in any event within ten days thereafter and shall be accompanied by a certificate signed by the Chairman of the Board and Chief Financial Officer of the Company stating that the preparation and presentation of such statements is consistent with the financial statements described in Section 6.1(b). Prior to January lst of each year, the Company shall furnish such Holders an annual budget for the Company for the following twelve month period, broken down by month. The Company's obligations under this Section 6.l(d) shall terminate upon the IPO.



                                      13.

       6.2 INSPECTION RIGHTS. So long as a Holder (with its affiliates) shall own not less than one hundred thousand (100,000) shares of Registrable Securities, each such Holder shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this Section 6.2 with respect to a competitor of the Company or with respect to information which the Board of Directors determines in good faith is confidential and should not, therefore, be disclosed.

       6.3 CONFIDENTIALITY OF RECORDS. Each Holder agrees to use, and to use its best efforts to insure that its authorized representatives use, the same degree of care as such Holder uses to protect its own confidential information to keep confidential any information furnished to it which the Company identifies as being confidential or proprietary (so long as such information is not in the public domain), except that such Holder may disclose such proprietary or confidential information to any partner, subsidiary, Affiliate or parent of such Holder for the purpose of evaluating its investment in the Company as long as such partner, subsidiary or parent is advised of the confidentiality provisions of this Section 6.3.

       6.4 RESERVATION OF COMMON STOCK. The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Series A Preferred Stock, all Common Stock issuable from time to time upon such conversion.


SECTION 7.       MISCELLANEOUS

       7.1 AMENDMENT TO WARRANT. The Purchaser hereby agrees that upon the closing of an underwritten public offering, pursuant to which the Company sells capital stock (a "Public Offering"), the Warrant will automatically be amended to be exercisable into the number of shares of Common Stock of the Company equal to the number of shares of Series A Preferred Stock that the Warrant was exercisable into immediately prior to the closing of the Public Offering (the "Public Offering Closing"). At the Public Offering Closing the Purchaser agrees to deliver to the Company the Warrant held by the Purchaser in exchange for a new warrant exercisable into shares of Common Stock ("Common Stock Warrant"), reflecting the amendment referred to in the immediately preceding sentence. The Purchaser instructs the Company to cancel the Warrant and issue Common Stock Warrant exercisable into the appropriate number of shares of Common Stock. Whether or not the Purchaser surrenders its Warrant for exchange with Common Stock Warrant, the outstanding Warrant shall automatically be converted into a Common Stock Warrant without any further action by the Purchaser.

       7.2 BINDING AGREEMENT. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to coffer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.


                                      14.

       7.3 GOVERNING LAW. This Agreement shall be construed in accordance with and governed by and under the laws of the State of California as applied to contracts made and to be performed entirely within the State of California.

       7.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       7.5 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

       7.6 NOTICES. Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit with the United States Post Office, postage prepaid, addressed to the Company at 101 Trade Zone Drive, West Columbia, South Carolina 29170 or the Purchaser at One Bush Street, San Francisco, California, 94104, Attention: David Golden, or at such other address as such party may designate by ten (10) days advance written notice to the other party.

       7.7 SEPARABILITY. In case any provision of the Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

       7.8 MODIFICATION; WAIVER. Except as provided in this Agreement or the Warrant, no modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and approved by the Company and the holders of the right to acquire not less than fifty percent (50%) of the shares of Series A Preferred Stock or Common Stock, as applicable, underlying the Warrant.

       7.9 ATTORNEYS' FEES. If legal action is brought to enforce or interpret this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and legal costs in connection therewith.

       7.10 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder's part of any breach, default or noncompliance under this Agreement or any waiver on such Holder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.



                                      15.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth on the first paragraph hereof.

AIR SOUTH AIRLINES, INC.                       HAMBRECHT & QUIST GROUP, INC.





By: /s/ Clifton E. Haley                       By:
   ------------------------------                 -----------------------------
       Clifton E. Haley
       Chairman of the Board                   Print Name:
                                                          ---------------------
                                               Title:
                                                          ---------------------

                                   EXHIBIT A
                               FORM OF GUARANTEE





                                      17.

                                    GUARANTY

                                           San Francisco     ,        CA
                                        -----------------       --------------
                                              (City)                (State)

                                                          April 26, 1996
                                               -------------------------------

        For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce National Bank of South Carolina (herein, with its participants, successors and assigns, called "Lender"), at its option, at any time or from time to time to make loans or extend other accommodations to or for the account of Air South Airlines, Inc. (herein called "Borrower") or to engage in any other transactions with Borrower, the Undersigned hereby absolutely and unconditionally guarantees to Lender the full and prompt payment when due, whether at maturity or earlier by reason of acceleration or otherwise, of the debts, liabilities and obligations described as follows:


       A. If this [x] is checked, the Undersigned guarantees to Lender the payment and performance of the debt, liability or obligation of Borrower to Lender evidenced by or arising out of the following:
            $2,000,000.00 Note dated April ___, 1996 (hereinafter referred to as the "Indebtedness").

       B. If this [] is checked, the Undersigned guarantees to Lender the payment and performance of each and every debt, liability and obligation of every type and description which Borrower may now or at any time hereafter owe to Lender (whether such debt, liability or obligation now exists or is hereafter created or incurred, and whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or joint, several, or joint and several; all such debts, liabilities and obligations being hereinafter collectively referred to as the "Indebtedness"). Without limitation, this guaranty includes the following described debt(s): Acct# Note#.

The term "Indebtedness" as used in this guaranty shall not include any obligations entered into between Borrower and Lender after the date hereof (including any extensions, renewals or replacements of such obligations) for which Borrower meets the Lender's standard of creditworthiness based on Borrower's own assets and income without the addition of a guaranty, or for which a guaranty is required but Borrower chooses someone other than the joint Undersigned to guaranty the obligation.

       The Undersigned further acknowledges and agrees with Lender that:

       1. No act or thing need occur to establish the liability of the Undersigned hereunder, and no act or thing, except full payment and discharge of all indebtedness, shall in any way exonerate the Undersigned or modify, reduce, limit or release the liability of the Undersigned hereunder.


       2. This is an absolute, unconditional and continuing guaranty of payment of the Indebtedness and shall continue to be in force and be binding upon the Undersigned, whether or not all Indebtedness is paid in full, until this guaranty is revoked by written notice actually received by the Lender, and such revocation shall not be effective as to Indebtedness existing or committed for at the time of actual receipt of such notice by the Lender, or as to any renewals, extensions and refinancings thereof. If there be more than one Undersigned, such revocation shall be effective only as to the one so revoking. The death or incompetence of the Undersigned shall not revoke this guaranty, except upon actual receipt of written notice thereof by Lender and then only as to the decedent or the incompetent and only prospectively, as to future transactions, as herein set forth.

       3. If the Undersigned shall be dissolved, shall die, or shall be or become insolvent (however defined) or revoke this guaranty, then the Lender shall have the right to declare immediately due and payable, and the Undersigned will forthwith pay to the Lender, the full amount of all Indebtedness, whether due and payable or unmatured. If the Undersigned voluntarily commences or there is commenced involuntarily against the Undersigned a case under the United States Bankruptcy Code, the full amount of all Indebtedness, whether due and payable or unmatured, shall be immediately due and payable without demand or notice thereof.

       4. The liability of the Undersigned hereunder shall be limited to a principal amount of $2,000,000.00 (if unlimited or if no amount is stated, the Undersigned shall be liable for all Indebtedness, without any limitation as to amount), plus accrued interest thereon and all attorneys' fees, collection costs and enforcement expenses referable thereto. Indebtedness may be created and continued in any amount, whether or not in excess of such principal amount, without affecting or impairing the liability of the Undersigned hereunder. The Lender may apply any sums received by or available to Lender on account of the Indebtedness from Borrower or any other person (except the Undersigned), from their properties, out of any collateral security or from any other source to payment of the excess. Such application of receipts shall not reduce, affect or impair the liability of the Undersigned hereunder. If the liability of the Undersigned is limited to a stated amount pursuant to this paragraph 4, any payment made by the Undersigned under this guaranty shall be effective to reduce or discharge such liability only if accompanied by a written transmittal document, received by the Lender, advising the Lender that such payment is made under this guaranty for such purpose.

       5. The Undersigned will pay or reimburse Lender for all costs and expenses (including reasonably attorneys' fees and legal expenses) incurred by Lender in connection with the protection, defense or enforcement of this guaranty in any litigation or bankruptcy or insolvency proceedings.

       This guaranty includes the additional provisions on page 2, all of which are made a part hereof.

       This guaranty is [x] unsecured; [ ] secured by a mortgage or security agreement dated____________ [ ] secured by ___________________________

     IN WITNESS WHEREOF, this guaranty has been duly executed by the Undersigned the day and year written.

                                         Hambrecht & Quist Group

                                         By
                                           ------------------------------

                                           ------------------------------

                                         By
                                           ------------------------------

                                           ------------------------------

                              ADDITIONAL PROVISIONS

         6. Whether or not any existing relationship between the Undersigned and Borrower has been changed or ended and whether or not this guaranty has been revoked, Lender may, but shall not be obligated to, enter into transactions resulting in the creation or continuance of Indebtedness, without any consent or approval by the Undersigned and without any notice to the Undersigned. The liability of the Undersigned shall not be affected or impaired by any of the following acts or things (which Lender is expressly authorized to do, omit or suffer from time to time, both before and after revocation of this guaranty, without notice to or approval by the Undersigned): (i) any acceptance of collateral security, guarantors, accommodation parties or sureties for any or all Indebtedness; (ii) any one or more extensions or renewals of Indebtedness (whether or not for longer than the original period) or any modification of the interest rates, maturities or other contractual terms applicable to any Indebtedness; (iii) any waiver, adjustment, forbearance, compromise or indulgence granted to Borrower, any delay or lack of diligence in the enforcement of Indebtedness, or any failure to institute proceedings, file a claim, give any required notices or otherwise protect any Indebtedness; (iv) any full or partial release of, settlement with, or agreement not to sue, Borrower or any other guarantor or other person liable in respect of any Indebtedness;
(v) any discharge of any evidence of Indebtedness or the acceptance of any instrument in renewal thereof or substitution therefor; (vi) any failure to obtain collateral security (including rights of setoff) for Indebtedness, or to see to the proper or sufficient creation and perfection thereof, or to establish the priority thereof, or to protect, insure, or enforce any collateral security; or any release, modification, substitution, discharge, impairment, deterioration, waste, or loss of any collateral security; (vii) any foreclosure or enforcement of any collateral security; (viii) any transfer of any Indebtedness or any evidence thereof; (ix) any order of application of any payments or credits upon Indebtedness; (x) any election by the Lender under
Section 1111 (b)(2) of the United States Bankruptcy Code.

         7. The Undersigned waives any and all defenses, claims and discharges of Borrower, or any other obligor, pertaining to Indebtedness, except the defense of discharge by payment in full. Without limiting the generality of the foregoing, the Undersigned will not assert, plead or enforce against Lender any defense of waiver, release, statute of limitations, res judicata, statute of frauds, fraud, incapacity, minority, usury, illegality or unenforceability which may be available to Borrower or any other person liable in respect of any Indebtedness, or any setoff available against Lender to Borrower or any such other person, whether or not on account of a related transaction. The Undersigned expressly agrees that the Undersigned shall be and remain liable, to the fullest extent permitted by applicable law, for any deficiency remaining after foreclosure of any mortgage or security interest securing Indebtedness, whether or not the liability of Borrower or any other obligor for such deficiency is discharged pursuant to statute or judicial decision. The undersigned shall remain obligated, to the fullest extent permitted by law, to pay such amounts as though the Borrower's obligations had not been discharged.

        8. The Undersigned further agrees that the Undersigned shall be and remain obligated to pay Indebtedness even though any other person obligated to pay Indebtedness, including Borrower, has such obligation discharged in bankruptcy or otherwise discharged by law. "Indebtedness" shall include post-bankruptcy petition interest and attorneys' fees and any other amounts which Borrower is discharged from paying or which do not otherwise accrue to Indebtedness due to Borrower's discharge, and the Undersigned shall remain obligated to pay such amounts as though Borrower's obligations had not been discharged.

         9. If any payment applied by Lender to Indebtedness is thereafter set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of Borrower or any other obligor), the Indebtedness to which such payment was applied shall for the purposes of this guaranty be deemed to have continued in existence, notwithstanding such application, and this guaranty shall be enforceable as to such Indebtedness as full as if such application had never been made.

         11. The Undersigned waives presentment, demand for payment, notice of dishonor or nonpayment, and protest of any instrument evidencing Indebtedness. Lender shall not be required first to resort for payment of the Indebtedness to Borrower or other persons or their properties, or first to enforce, realize upon or exhaust any collateral security for Indebtedness, before enforcing this guaranty.

         12. The liability of the Undersigned under this guaranty is in addition to and shall be cumulative with all other liabilities of the Undersigned to Lender as guarantor or otherwise, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

         13. This guaranty shall be enforceable against each person signing this guaranty, even if only one person signs and regardless of any failure of other persons to sign this guaranty. If there be more than one signer, all agreements and promises herein shall be construed to be, and are hereby declared to be, joint and several in each of every particular and shall be fully binding upon and enforceable against either, any or all the Undersigned. This guaranty shall be effective upon delivery to Lender, without further act, condition or acceptance by Lender, shall be binding upon the Undersigned and the heirs, representatives, successors and assigns of the Undersigned and shall inure to the benefit of Lender and its participants, successors and assigns. Any invalidity or unenforceability of any provision or application of this guaranty shall not affect other lawful provisions and application hereof, and to this end the provisions of this guaranty are declared to be severable. Except as authorized by the terms herein, this guaranty may not be waived, modified, amended, terminated, released or otherwise changed except by a writing signed by the Undersigned and Lender. This guaranty shall be governed by the laws of the State of South Carolina. The Undersigned waives notice of Lender's acceptance hereof.


                                                                  (page 2 of 21)

                                   EXHIBIT B
                                FORM OF WARRANT





                                      18.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. ANY TRANSFER OF SUCH SECURITIES WILL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT AND AS REQUIRED BY BLUE SKY LAWS IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT AND BLUE SKY LAWS.


                           AIR SOUTH AIRLINES, INC.

                            WARRANT FOR THE PURCHASE
                     OF SHARES OF SERIES A PREFERRED STOCK

No. PAW-1                                                      April 26, 1996


       AIR SOUTH AIRLINES, INC., a Delaware corporation (the "Company"), hereby certifies that, for value received, HAMBRECHT & QUIST GROUP or any transferee who has received this warrant (the "Warrant") in compliance with applicable law and the terms hereof (the "Holder"), is entitled, on the terms set forth below, to purchase from the Company, on or before the Expiration Time (as defined in Section 18 below) four hundred thousand (400,000) shares of Series A Preferred Stock of the Company (or such portion thereof which has been transferred in accordance with Section 19 of this Warrant) at a price of two dollars ($2.00) per share, subject to adjustment as provided below (the "Exercise Price").

       1. WARRANT PURCHASE AGREEMENT. This Warrant is the "Warrant" referred to in that certain Warrant Purchase Agreement dated as of April 26, 1996 between the Company and Hambrecht & Quist Group (the "Warrant Purchase Agreement"). This Warrant and any Holder is and shall be subject to all of the obligations and restrictions and entitled to all of the rights benefits set forth in the Warrant Purchase Agreement (subject to the limitations on transferability contained in this Warrant and the Warrant Purchase Agreement).

       2.        EXERCISE OF WARRANT.

                 a. GENERAL. The Holder may exercise this Warrant, in whole or in part, at any time or from time to time on any business day prior to the Expiration Date.

                 The Holder may exercise any shares then exercisable by surrendering this Warrant to the Company at its principal office, with a duty executed Subscription Form (in substantially the form attached hereto), together with payment of the sum obtained by multiplying the number of shares of Series A Preferred Stock to be purchased by the Exercise Price then in effect.



                                       1.

Promptly after such exercise, the Company shall issue and deliver to or upon the order of the Holder a certificate or certificates for the number of shares of Series A Preferred Stock issuable upon such exercise, and the Company will pay all issue or transfer taxes in connection with the issue thereof. To the extent permitted by law, this Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided herein, even if the Company's stock transfer books are at that time closed, and the Holder shall be treated for all purposes as the holder of record of the Series A Preferred Stock to be issued upon such exercise as of the close of business on such date. Upon any partial exercise, the Company will issue to or upon the order of the Holder a new Warrant for the number of shares of Series A Preferred Stock as to which this Warrant has not been exercised.

                 b. NET ISSUE EXERCISE. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of the Series A Preferred Stock subject to this Warrant is greater than the Exercise Price (at the Date of Determination, as defined below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Form of Subscription and notice of such election (the date of such delivery being referred to herein as the "Date of Determination") in which event the Company shall issue to the Holder a number of shares of Series A Preferred Stock computed using the following formula:

                 X = Y (A-B)
                     -------
                        A

    Where   X =      the number of shares of Series A Preferred Stock to be
                     issued to the Holder

            Y = the number of shares of Series A Preferred Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the Date of Determination)

            A = the fair market value of one share of the Series A Preferred Stock (at the Date of Determination)

            B =      Exercise Price (as adjusted to the Date of Determination)

For purposes of the above calculation, fair market value of one share of Series A Preferred Stock shall be determined by the Company's Board of Directors in good faith as of the Date of Determination; provided, however, when there is a public market for the Company's Common Stock, the fair market value per share shall be the product of (i) the average of the closing prices of the Company's Common Stock quoted on the Nasdaq National Market or on the primary securities exchange on which the Common Stock is then listed, whichever is applicable, as published in the Wall Street Journal for the ten (10) trading days prior to the Date of



                                       2.

Determination and (ii) the number of shares of Common Stock into which each share of Series A Preferred Stock is convertible at the Date of Determination.

       3.        Adjustment of Exercise Price and Number of Warrant Shares.
The Exercise Price and the number of shares of Series A Preferred Stock subject to this Warrant shall be subject to adjustment from time to time as follows:

                 a. ADJUSTMENT FOR CHANGE IN CAPITAL STOCK. If at any time the Company:

                          i. pays a dividend or makes a distribution on its Series A Preferred Stock in shares of its Series A Preferred Stock;

                          ii. subdivides its outstanding shares of Series A Preferred Stock into a greater number of shares;

                          iii. combines its outstanding shares of Series A Preferred Stock into a smaller number of shares;

                          iv.     makes a distribution on its Series A
                                  Preferred Stock in shares of its capital stock other than Series A Preferred Stock; or

                          v. issues by reclassification of its Series A Preferred Stock any shares of its capital stock;

then the Exercise Price in effect immediately prior to such action shall be adjusted so that the Holder may receive upon exercise of the Warrant and payment of the same aggregate consideration the number of shares of capital stock of the Company which the Holder would have owned immediately following such action if the Holder had exercised the Warrant immediately prior to such action.

       The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

       b. Reorganization, Consolidation or Merger. In the event of any consolidation or merger of the Company with or into another corporation (other than a merger in which merger the Company is the continuing corporation and that does not result in any reclassification, capital reorganization or other change of outstanding shares of Series A Preferred Stock issuable upon exercise of this Warrant) or in the event of any sale, lease, transfer or conveyance to another corporation of the property and assets of the Company as an entirety or substantially as an entirety, the Company shall cause effective provisions to be made so that the Holder shall have the right thereafter, by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and property (including cash) receivable upon such capital reorganization and other change, consolidation, merger, sale, lease, transfer or conveyance by a holder of the number of shares of Series A Preferred Stock that might have been received upon



                                       3.

exercise of this Warrant immediately prior to such capital reorganization, change, consolidation, merger, sale, lease, transfer or conveyance. Any such provision shall include provisions for adjustments in respect of such shares of stock and other securities and property that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section 3(b) shall similarly apply to successive capital reorganizations and changes of shares of Series A Preferred Stock and to successive consolidations, mergers, sales, leases, transfers or conveyances. In the event that in connection with any such capital reorganization, or change, consolidation, merger, sale, lease, transfer or conveyance, additional shares of Series A Preferred Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for, or of, a security of the Company other than Series A Preferred Stock, any such issue shall be treated as an issue of Series A Preferred Stock covered by the provisions of Section 3(a).

                 c. MINIMAL ADJUSTMENTS. No adjustment in the Exercise Price and/or the number of shares of Common Stock subject to this Warrant need be made if such adjustment would result in a change in the Exercise Price of less than five cents ($0.05) (the "Adjustment Threshold Amount") or a change in the number of subject shares of less than one (1) share. Any adjustment which is less than the Adjustment Threshold Amount and not made shall be carried forward and shall be made, together with any subsequent adjustments, at the time when (a) the aggregate amount of all such adjustments is equal to at least the Adjustment Threshold Amount or (b) the Warrant is exercised.

                 d. DEFERRAL OF ISSUANCE OR PAYMENT. In any case in which an event covered by this Section 3 shall require that an adjustment in the Exercise Price be made effective as of a record date, the Company may elect to defer until the occurrence of such event (i) issuing to the Holder, if this Warrant is exercised after such record date, the shares of Common Stock and other capital stock of the Company, if any, issuable upon such exercise over and above the shares of Common Stock or other capital stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment, and (ii) paying to the Holder by check any amount in lieu of the issuance of fractional shares pursuant to Section 7.

                 e. WHEN NO ADJUSTMENT REQUIRED. No adjustment need be made for a change in the par value or no par value of the Series A Preferred Stock. To the extent the Warrants become exercisable into cash, no adjustment need be made thereafter as to the cash, and interest will not accrue on the cash.

                 f. CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Exercise Price pursuant to this
Section 3, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing the facts upon which such adjustment or readjustment is based. The Company shall, upon written request at any time of the Holder, furnish or cause to be furnished to the Holder a like certificate setting forth (a) such adjustments and readjustments, (b) the then effective Exercise Price and number of shares of Series A Preferred Stock subject to the Warrant, and



                                       4.

(c) the then effective amount of securities (other than Series A Preferred Stock) and other property, if any, which would be received upon exercise of the Warrant.

       4. REGISTRATION RIGHTS. Subject to the restrictions on the transferability of registration rights set forth in Section 5 of the Warrant Purchase Agreement, shares of Series A Preferred Stock underlying this Warrant and any of the Company's Common Stock issued or issuable pursuant to the conversion of such Series A Preferred Stock shall be deemed to be "Registrable Securities" for purposes of Section 5 of the Warrant Purchase Agreement. Certain permitted transferee (as set forth in Section 5.9 of the Warrant Purchase Agreement) shall have all of the rights and benefits, subject to all of the obligations and restrictions, of a holder of Registrable Securities pursuant to said Section 5, and shall be treated for all purposes as a holder of Registrable Securities under and subject to the terms of said Section 5.

       5. RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are entitled to those expressed in this Warrant and the Warrant Purchase Agreement. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a stockholder of the Company on any matters or with respect to any rights whatsoever as a stockholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares of Series A Preferred Stock purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised in accordance with its terms.

       6. NO IMPAIRMENT. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against dilution or other impairment.

       7. NO FRACTIONAL SHARES. No fractional share shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay the Holder entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of exercise (as determined in good faith by the Board of Directors of the Company). The fair market value of a fraction of a share is determined by multiplying the fair market price of a full share by the fraction of a share, rounded to the nearest cent.

       8. RESERVATION OF STOCK ISSUABLE ON EXERCISE OF WARRANT. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, all such shares of Series A Preferred Stock or other shares of capital stock, from time to time issuable upon the exercise of this Warrant and shares of Common Stock issuable upon conversion of the Series A Preferred Stock. If at any time the number of authorized but unissued shares of Series A Preferred Stock shall not be sufficient to effect the exercise of this Warrant, the Company will use its best efforts to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Series A Preferred Stock to such number of shares as shall be sufficient for such purposes. All shares



                                       5.

that may be issued upon exercise of the rights represented by this Warrant and payment of the Exercise Price, all as set forth herein, will be free from all taxes, liens and chances in respect of the issue of such shares (other than taxes in respect of any transfer occurring contemporaneously with such exercise and payment or otherwise specified herein). All such shares shall be duly authorized and when issued, sold and delivered in accordance with the terms of the Warrant for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer set forth in this Warrant, the Warrant Purchase Agreement and applicable state and federal securities laws.

       9.        AMENDMENTS TO SERIES A PREFERRED STOCK; ETC.

                 a. AMENDMENTS; ETC. Notwithstanding Section 6 hereof, while this Warrant, or any portion thereof, remains outstanding, the Company shall not, without the prior written approval of the Holder, amend or repeal or waive any provision of the Company's Certificate of Incorporation ("the Certificate") relating to the rights preferences and privileges of the Series A Preferred Stock.

                 b. ADJUSTMENTS TO CONVERSION PRICE. The Holder shall have the benefit of any adjustments to the Series A Conversion Price pursuant to the Certificate.

       10. NOTICES OF RECORD DATE. Upon (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution or (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company with or into any other corporation, or any transfer of all or substantially all the assets of the Company to any other person, or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to each Holder at least twenty (20) days, or such longer period as is required by law, prior to the record date, a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (ii) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (iii) the date, if any, that is to be fixed as to when the holders of record of Series A Preferred Stock (or other capital stock at that time receivable upon exercise of the Warrant) shall be entitled to exchange their shares of Series A Preferred Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

       11. EXCHANGES OF WARRANT. Upon surrender for exchange of this Warrant (in negotiable form, if not surrendered by the Holder named on the face hereof) to the Company at its principal office, the Company, at its expense, will issue and deliver a new Warrant or Warrants calling in the aggregate for the same number of shares of Series A Preferred Stock, in the denomination or denominations requested, to or on the order of such Holder upon



                                       6.

payment by such Holder of any applicable transfer taxes; provided that any transfer of the Warrant shall be subject to the conditions on transfer set forth herein.

       12. REPLACEMENT OF WARRANT. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement in such reasonable amount as the Company may determine, or (in the case of mutilation) upon surrender and cancellation hereof, the Company, at its expense, shall issue a replacement.

       13. NOTICES. Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit with the United States Post Office, postage prepaid, addressed to the Company at 101 Trade Zone Drive, West Columbia, South Carolina 29170 or to the Holder at One Bush Street, San Francisco, California 94104, Attention: David Golden, or at such other address as the Company or any Holder may designate by ten (10) days advance written notice to the other party.

       14. Amendment to Warrant. Upon the closing of an underwritten public offering, pursuant to which the Company sells capital stock (a "Public Offering"), this Warrant will automatically be amended to be exercisable into the number of shares of Common Stock of the Company equal to the number of shares of Series A Preferred Stock that the Warrant was exercisable into immediately prior to the closing of the Public Offering (the "Public Offering Closing"). At the Public Offering Closing the Holder shall deliver to the Company the Warrant held by the Holder in exchange for a new warrant exercisable into shares of Common Stock ("Common Stock Warrant"), reflecting the amendment referred to in the immediately preceding sentence. The Company shall cancel this Warrant and issue Common Stock Warrant exercisable into the appropriate number of shares of Common Stock. Whether or not the Holder surrenders its Warrant for exchange with Common Stock Warrant, this Warrant shall automatically be converted into a Common Stock Warrant without any further action by the Holder.

       15. MODIFICATION; WAIVER. Except as provided in this Warrant or the Warrant Purchase Agreement, no modification or waiver of any provision of this Warrant or consent to departure therefrom shall be effective unless in writing and approved by the Company and the holders of the right to acquire not less than fifty percent (50%) of the shares of Series A Preferred Stock or Common Stock, as applicable, pursuant to this Warrant.

       16. TITLES AND SUBTITLES. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.

       17. GOVERNING LAW. This Warrant shall be construed in accordance with and governed by and under the laws of the State of California as applied to contracts made and to be performed entirely within the State of California.

       18. EXPIRATION TIME. This Warrant will be wholly void and of no effect after 5:00 p.m. (San Francisco time) April 26, 2006 (the "Expiration Time").



                                       7.

furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Securities Act.

                 iii.     Notwithstanding the provisions of paragraphs (i) and
(ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by the Holder to (i) an underwriter acceptable to the Company for immediate exercise by such underwriter in connection with a fully underwritten public offering of the Company's Common Stock underlying this Warrant (ii) a partner (or retired partner) or "affiliate" (as defined under the Securities Exchange Act of 1934) of Hambrecht & Quist Group or (iii) transfers by gift, will or intestate succession to any spouse or lineal descendants or ancestors of any such partner, retired partner or affiliate, if all transferee agree in writing to be subject to the terms hereof to the same extent as if they were a purchaser hereunder.



                                       9.

       IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and delivered on the date first set forth above.


                                                AIR SOUTH AIRLINES, INC.



                                                By: /s/ Clifton E. Haley
                                                   ----------------------------
                                                        Clifton E. Haley
                                                        Chairman of the Board





                                    WARRANT

                               SUBSCRIPTION FORM
                               -----------------

[To be executed if holder desires to exercise the Warrant]


       The undersigned, holder of this Warrant, (1) hereby irrevocably elects to exercise the right of purchase represented by this Warrant for, and to purchase thereunder, ____________ full shares of the Series A Preferred Stock of South Air, Inc. provided for therein, (2) makes payment in full (as permitted in Section 2 of the Warrant) of the purchase price of such shares,
(3) requests that certificates for such shares be issued in the name of


        ---------------------------------------------------------------
                        (Please print name and address)



        ---------------------------------------------------------------
          (Please insert social security or other identifying number)

and (4) if said number of shares shall not be all the shares purchasable thereunder, requests that a new Warrant for the unexercised portion of this Warrant be issued in the name of and delivered to:




        ---------------------------------------------------------------


        ---------------------------------------------------------------
                        (Please print name and address)



Dated:
      -------------------------         -------------------------------


                                        By:
                                           ----------------------------


                                        -------------------------------
                                                   Title

                                   EXHIBIT C
                             CERTAIN DEFINED TERMS

As used in this Agreement the following terms shall have the following respective meanings:

       "1934 Act" means the Securities Exchange Act of 1934, as amended.

       "Equity Securities" means (i) any stock or similar security of the Company, (ii) any security convertible, with or without consideration, into any stock or similar security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any stock or similar security or (iv) any such warrant or right.

       "Family Member" means a Holder's spouse, children, stepchildren and grandchildren.

       "Final Prospectus" means an amended prospectus filed with the SEC pursuant to SEC Rule 424(b) of the Securities Act.

       "Holder" means any person with the right to acquire pursuant to the Warrant or owning of record Registrable Securities.

       "Initiating Holders" means the Holder or Holders of at least fifty percent (50%) of the Registrable Securities then outstanding.

       "IPO" means the first underwritten public offering of the Company's securities.

       "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness by the SEC of such registration statement or document.

       "Registrable Securities" means (i) the Shares; (ii) Common Stock of the Company issued or issuable upon conversion of the Shares; and (iii) any Shares or Common Stock of the Company issuable upon the conversion or exercise of any warrant, right or other security which is issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule 144 or sold in a private transaction in which the transferror's rights under Section 5 of this Agreement are not assigned. Outstanding Shares and warrants, rights and other securities issued as a dividend or other distribution with respect to outstanding Shares, or in exchange or replacement of outstanding Shares, shall be deemed to represent a number of shares of Registrable Securities equal to the number of shares of Common Stock into which such Shares, warrants, rights or other securities are convertible as of the time such determination is made.



                                      19.

       "Securities Act" shall mean the Securities Act of 1933, as amended.

       "Shares" shall mean the Company's Series A Preferred Stock issuable upon conversion of the Warrant.

       "Form S-3" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

       "SEC" or "Commission" means the Securities and Exchange Commission.



                                      20.